EXHIBIT 31.1

     PRINCIPAL EXECUTIVE OFFICER CERTIFICATION PURSUANT TO SECURITIES EXCHANGE ACT OF 1934 RULE 13a-14(a)/15d-14(a), AS ADOPTED

PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, John P. D. Cato, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of The Cato Corporation (the “registrant”);
2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: January 13, 2017

/s/ John P. D. Cato
John P. D. Cato
Chairman, President and
Chief Executive Officer